UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018 (July 17, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Hudson Street, 7th Floor
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

375 Park Avenue, 21st Floor, New York, NY 10152

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2018, Messrs. James Hauslein and Thomas Purcell resigned as directors from the Board of Directors of Easterly Acquisition Corp. (the “Company”). There were no disagreements between the departing directors and the Company.

On the same day, the Board of the Directors of the Company appointed Mr. Neil Medugno as the Chairman of the Audit Committee, a member of the Compensation Committee and an independent director of the Company and Mr. Justin Tuck as a member of the Audit Committee, a member of the Compensation Committee and an independent director of the Company effectively immediately.

Mr. Medugno, age 60, was a Partner of Wellington Management Company, LLP and the Chief Financial Officer of Wellington Fund Group until June 2017. Mr. Medugno was responsible for oversight of 400 funds with over $100 billion of assets under management. In this capacity, Mr. Medugno was also a member of several key firm governance committees. Mr. Medugo began his career at Wellington in August 1994. Prior to his roles at Wellington, Mr. Medugno worked in the audit practice of Coopers & Lybrand (now PricewaterhouseCoopers LLP), with a focus on investment management and manufacturing. Mr. Medugno is a member of the Board of Trustees and Chairman of the Audit Committee of Six Circle Funds. Mr. Medugno earned his BA in Accounting from Boston College and is a member of the American Institute of Certified Public Accountants.

Mr. Tuck, age 35, is a Vice President at Goldman Sachs in the private wealth management group, a position he began in July 2018. Mr. Tuck earned his MBA from The Wharton School of the University of Pennsylvania from August 2016 until May 2018. Mr. Tuck worked at Admiral Capital and at Goldman Sachs from June 2017 until August 2017. Prior to enrolling at The Wharton School of the University of Pennsylvania, Mr. Tuck was a professional football player, playing for the New York Giants from 2005 until 2013 and for the Oakland Raiders from 2014 until 2015. Mr. Tuck is a member of the board of directors of Tuck’s R.U.S.H. for Literacy, a charitable organization that he founded with his wife, Lauran Tuck, that promotes literacy to low-income youth in New York, New Jersey, and Alabama, and a member of the board of directors of Pure Edge, Inc., a charitable organization that develops and provides strategies to help educators and learners achieve success through focus against environmental influences of social media, peer pressure, and personal and community stressors. Mr. Tuck earned his BA in Management from Notre Dame University and his MBA from The Wharton School of the University of Pennsylvania.

In connection with the Company’s initial public offering, the Company entered into agreements with the Company’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws. The Company entered into Indemnity Agreements with Messrs. Medugno and Tuck in the same form as the Company entered into with its other directors and officers. A copy of the Indemnity Agreements between the Company and Messrs. Medugno and Tuck are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

No family relationships exist between either of Messrs. Medugno and Tuck and any of the Company’s other directors or executive officers. There are no arrangements between either of Messrs. Medugno and Tuck and any other person pursuant to which they were nominated as directors. There are no transactions to which the Company is or was a participant and in which either of Messrs. Medugno and Tuck have a material interest subject to disclosure under Item 404(a) of Regulation S-K. Neither Mr. Medugno nor Mr. Tuck is a party to any material plan or arrangement in connection with his appointment as a director other than the Indemnity Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Indemnity Agreement, dated as of July 17, 2018, by and between Easterly Acquisition Corp. and Neil Medugno.

10.2	Indemnity Agreement, dated as of July 17, 2018, by and between Easterly Acquisition Corp. and Justin Tuck.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: July 18, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Indemnity Agreement, dated as of July 17, 2018, by and between Easterly Acquisition Corp. and Neil Medugno.

10.2	Indemnity Agreement, dated as of July 17, 2018, by and between Easterly Acquisition Corp. and Justin Tuck.